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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 1998, except for Note 11, as to which the date is June 29, 2000, in the Registration Statement (Form S-1, Amendment No. 1, No. 333-38592) and related Prospectus of Inrange Technologies Corporation for the Registration of Class B common stock, $0.01 par value per share.

                                          /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

August 25, 2000